Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 3, of the Everest Funds.




/s/ ARTHUR ANDERSEN LLP
------------------------
ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
January 7, 2002